Aflac Incorporated 1st Quarter 2016 10-Q
EXHIBIT 10.20

NOTICE OF GRANT OF PERFORMANCE BASED	AFLAC INCORPORATED
RESTRICTED STOCK AND RESTRICTED	Worldwide Headquarters
STOCK AWARD AGREEMENT	1932 Wynnton Road
Columbus,Georgia 31999

«name»	Award Number:	«Number»
«Address1»	Plan:	«Plan»
«Address2»
«Address3»

Effective «Date», you have been granted an award of «Shares» shares of Aflac Incorporated (the Company) common stock. The current total value of the Award at the date of issue was «Value».

These award shares are restricted until the date shown below and achievement of performance metrics described.

Shares	Full Vest
«Shares»	«Vestdate»

Summary of Award Terms:

The vesting of the performance award is based upon a performance requirement and a service requirement. The company will seek to achieve a statutory accounting basis RBC ratio of 500% threshold and 700% target. For the three year period, stock will vest at 50% if threshold RBC ratio is achieved and 100% if target is attained. Vesting will be determined using linear interpolation for an RBC ratio between 500% and 700%. If the RBC falls below 500% there will be no vesting for the period. If the RBC equals or exceeds 700% vesting will equal 100%. The additional service requirement is based upon the continued employment through the third anniversary of the grant date or the vesting provisions described in paragraph D of the attached agreement.

These shares of performance based restricted stock will be held in book entry form in the custody of the Company until the restrictions thereon have lapsed. Subject to the restrictions set forth in the Plan and the Restricted Stock Award Agreement relating to this award, you shall possess all incidents of ownership with respect to the Shares, including the right to receive dividends with respect to such Shares and to vote such Shares. In accordance with sections 4(a) and 8(e) of the Plan, any dividend paid on the award shares will be issued in Company common stock and held as additional restricted shares in the book entry account subject to the same terms and conditions attributable to the original grant until such time as all restrictions have lapsed on the shares with respect to which the dividends were paid.

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's 2004 Long-Term Incentive Plan (as Amended and Restated March 14, 2012) and the Restricted Stock Award Agreement relating to this award, which is attached to and made a part of this document.

/s/ Daniel P. Amos	<<Date>>
by Daniel P. Amos	Option Date
Aflac Incorporated

<<name>>	Date